As filed with the Securities and Exchange Commission

                               on January 16, 2009

                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933


                                APTARGROUP, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                              36-3853103
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

                      475 West Terra Cotta Avenue, Suite E
                          Crystal Lake, Illinois 60014
                    (Address of principal executive offices)


                                AptarGroup, Inc.
                         Profit Sharing and Savings Plan

                            (Full title of the plan)

                                                              Copy to:
                Stephen J. Hagge                         Gary D. Gerstman
        Executive Vice President, Chief                  Sidley Austin LLP
        Operating Officer and Secretary                 One South Dearborn
      475 West Terra Cotta Avenue, Suite E            Chicago, Illinois 60603
         Crystal Lake, Illinois 60014                     (312) 853-7000
                (815) 477-0424
      (Name, address and telephone number,
    including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

          Large accelerated filer  [X]            Accelerated filer          [ ]
          Non-accelerated filer    [ ]            Smaller reporting company  [ ]
 (Do not check if a smaller reporting company)

                                                 CALCULATION OF REGISTRATION FEE

--------------------------------- ----------------------- ------------------------ ------------------------ --------------------
   Title of securities to be           Amount to be          Proposed maximum         Proposed maximum           Amount of
        registered (1)                  registered          offering price per       aggregate offering      registration fee
                                                                    share                    price
--------------------------------- ----------------------- ------------------------ ------------------------ --------------------
Common Stock, $.01 par value          1,500,000 shares           $30.82 (2)             $46,230,000 (2)         $1,816.84

--------------------------------- ----------------------- ------------------------ ------------------------ --------------------
Preferred Stock Purchase Rights       1,500,000 (3)                  -- (3)                      -- (3)                -- (3)

--------------------------------- ----------------------- ------------------------ ------------------------ --------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AptarGroup, Inc. Profit Sharing and Savings Plan.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange on January 14, 2009.

(3) Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                 The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by AptarGroup, Inc. (the "Company") or the AptarGroup, Inc. Profit Sharing and Savings Plan (the "Plan") are incorporated herein by reference:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2007.

                 (b)    All other reports filed by the Company pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2007.

                 (c) The Plan's Annual Report on Form 11-K for the year ended December 31, 2007.

                 (d) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on April 5, 1993 under the Exchange Act, and the description of the associated preferred stock purchase rights (the "Rights"), which is contained in the Registration Statement on Form 8-A filed with the Commission on April 7, 2003 under the Exchange Act, including in each case any subsequent amendment or any report filed for the purpose of updating such descriptions.

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 4.  Description of Securities
         -------------------------

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                 Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                 The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

                 The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL, as amended from time to time. Under Article Thirteen of the Certificate of Incorporation, the Company may maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Thirteen of the Certificate of Incorporation.

                 Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

                 Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                 Not applicable.

Item 8.  Exhibits
         --------

                 The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

                 The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings
         ------------

                 (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on this January 16, 2009.

                                       APTARGROUP, INC.


                                       By: /s/ Stephen J. Hagge
                                           --------------------
                                           Stephen J. Hagge
                                           Executive Vice President, Chief
                                           Operating Officer and Secretary

                 KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Hagge and Ralph A. Poltermann, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this January 16, 2009.

/s/ King Harris                              Chairman of the Board and Director
---------------------------------------
King Harris

/s/ Peter Pfeiffer                           President, Chief Executive Officer
---------------------------------------      and Director (Principal Executive
Peter Pfeiffer                               Officer)

/s/ Robert W. Kuhn                           Executive Vice President, Chief
---------------------------------------      Financial Officer (Principal
Robert W. Kuhn                               Accounting and Financial Officer)

/s/ Stefan A. Baustert                       Director
---------------------------------------
Stefan A. Baustert

/s/ Alain Chevassus                          Director
---------------------------------------
Alain Chevassus

/s/ Rodney L. Goldstein                      Director
---------------------------------------
Rodney L. Goldstein

/s/ Ralph Gruska                             Director
---------------------------------------
Ralph Gruska

/s/ Leo A. Guthart                           Director
---------------------------------------
Leo A. Guthart

/s/ Stephen J. Hagge                         Director
---------------------------------------
Stephen J. Hagge

/s/ Carl A. Siebel                           Director
---------------------------------------
Carl A. Siebel

/s/ Dr. Joanne C. Smith                      Director
---------------------------------------
Dr. Joanne C. Smith

                 The Plan. Pursuant to the requirements of the Securities Act of 1933, AptarGroup, Inc., as plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois on this 16th day of January, 2009.

                                       APTARGROUP, INC.

                                       By:   APTARGROUP, INC.,
                                             as plan administrator


                                       By:          /S/ LARRY LOWRIMORE
                                            ------------------------------------
                                                       Larry Lowrimore
                                               Vice President-Human Resources

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number         Description of Exhibit
------         ----------------------

 4(a) Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8, Registration No. 333-152525, filed with the Commission on July 25, 2008).

 4(b) Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-11846).

 4(c) Rights Agreement dated as of April 7, 2003 between the Company and National City Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed on April 7, 2003 under the Exchange Act, File No. 1-11846).

 4(d) Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company dated April 7, 2003 (incorporated by reference to Exhibit 2 of the Company's Registration Statement on Form 8-A filed on April 7, 2003 under the Exchange Act, File No. 1-11846).

*4(e) AptarGroup, Inc. Profit Sharing and Savings Plan as amended and restated, effective as of December 31, 2007.

*23(a)         Consent of PricewaterhouseCoopers LLP.

*23(b)         Consent of Crowe Horwath LLC.

*24 Powers of Attorney (contained in the signature page to this Registration Statement).


-------------------------------
*  Filed herewith.